Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

THQ/Investor Relations

818/871-5095

Kristina Kirk

THQ/Media Relations

818/871-5119

THQ FISCAL 2006 FIRST QUARTER RESULTS BEAT EXPECTATIONS

— New Original Properties Destroy All Humans!™ and Juiced™ Expand Franchise Portfolio —

— Management Reiterates Guidance for Fiscal 2006 —

CALABASAS HILLS, Calif. – August 3, 2005 – THQ Inc. (NASDAQ: THQI) today announced that strong performance of two new original franchise titles drove better-than-expected operating results for the first quarter of fiscal 2006.

For the three months ended June 30, 2005, THQ reported net sales of $158.0 million and a net loss of $4.0 million, or $0.10 per share.  Operating results exceeded the company’s previous guidance of net sales of $135-$140 million and a loss of $0.15 per share, primarily due to strong sales of two new original properties, Destroy All Humans!™and Juiced™, as well as WWE™ Wrestlemania™ 21.  For the same period a year ago, THQ reported net sales of $88.2 million and a net loss of $3.9 million, or $0.10 per share.

“To date, THQ has shipped more than one million units of each of our new original properties Destroy All Humans! and Juiced.  The success of these new titles significantly expands THQ’s portfolio of predictable, recurring franchises,” said Brian Farrell, president and CEO, THQ.  “We plan to continue to leverage these brands on current and next-generation consoles.”

Farrell added, “Fiscal 2006 is off to a great start with the performance of two new original properties.  Our release schedule over the next few quarters will feature such proven brands as WWE™ SmackDown!™, SpongeBob SquarePants™, The Incredibles, Full Spectrum Warrior™, Tak and Warhammer® 40,000: Dawn of War™.”

Fiscal 2006 Guidance

THQ reaffirmed previous guidance for the full fiscal year ending March 31, 2006, and provided initial guidance for the fiscal second quarter ending September 30, 2005:

•                  Consistent with previous guidance, for the fiscal year ending March 31, 2006, THQ expects net sales of approximately $750 million and net income of approximately $1.00 per diluted share.

•                  For the second quarter of fiscal 2006, the company expects net sales of approximately $125 million and a net loss of about $0.10 per share.

Recent Developments:

•                  THQ established two new franchises, Destroy All Humans! and Juiced.  Each title has shipped more than one million units to date and achieved top sell-through rankings in North America, Europe and Asia Pacific.

•                  THQ was the #2 independent publisher in North America and the #3 independent publisher in the UK and Australia/New Zealand for the first half of calendar 2005, according to the NPD Group, Inc., Chart Track and GfK, respectively.

•                  THQ expanded its portfolio of original intellectual properties:

•                  Internally developed Windows PC title Company of Heroes™ from Relic Entertainment was named Best Strategy Game at this year’s Electronic Entertainment Expo (E3).

•                  THQ’s new upcoming action-RPG title Titan Quest™ from Iron Lore was named to PC Gamers’ Top Ten at E3.

•                  THQ secured the publishing rights to the new critically acclaimed Real-Time-Strategy PC title Supreme Commander from Gas Powered Games.

•                  THQ demonstrated its commitment to developing new original properties for next-generation consoles using its strong internal studio organization with the debut at E3 of Saint’s Row™ from Volition, Inc. and The Outfit™ from Relic Entertainment.

•                  THQ expanded its internal development capabilities to 11 studios and nearly 1,000 employees.  THQ has also formed a new studio based in New York focused on next-generation game development.

Investor Conference Call

THQ will host a conference call to discuss fiscal first quarter results today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Please dial (866) 800-8651 or (617) 614-2704 to listen to the call or visit the THQ Inc. Investor Relations Home page at www.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through August 5, 2005 by dialing (888) 286-8010 or (617) 801-6888 access code 31168377.

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  The company develops its products for all popular game systems, personal computers and wireless devices.   Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located in the United States, United Kingdom, France, Germany, Spain, Korea and Australia.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Relic Entertainment, Volition, Inc., Destroy All Humans!, Juiced, Company of Heroes, Saint’s Row, The Outfit and their respective logos are trademarks and/or registered trademarks of THQ Inc.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending September 30, 2005 and the fiscal year ending March 31, 2006 and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2005, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc.

First Quarter 2006 Earnings Announcement

Consolidated Statements of Operations

(In thousands, except per share data)

Table 1

	Three Months Ended June 30,
	2005	2004
Net sales	$157,967	$88,194

Costs and expenses:
Cost of sales	54,309	33,774
License amortization and royalties	13,724	7,007
Software development amortization	23,345	12,915
Product development	19,060	9,982
Selling and marketing	36,960	18,196
Payment to venture partner	1,912	524
General and administrative	16,479	12,816
Total costs and expenses	165,789	95,214
Loss from operations	(7,822)	(7,020)
Interest income	2,166	972
Loss before income taxes and minority interest	(5,656)	(6,048)
Income taxes	(1,753)	(2,147)
Loss before minority interest	(3,903)	(3,901)
Minority interest	(57)	—
Net loss	$(3,960)	$(3,901)
Net loss per share – diluted	$(0.10)	$(0.10)
Shares used in per share calculation – diluted	40,619	38,384

The above table reflects our Consolidated Statement of Operations in accordance with U.S. Generally Accepted Accounting Principles.

THQ Inc.

First Quarter 2006 Earnings Announcement

Table 2

	Balance Sheets
	(In thousands)
	June 30,	March 31,
	2005	2005

ASSETS
Cash, cash equivalents and short-term investments	$312,888	$331,173
Accounts receivable – net	85,880	73,700
Inventory	26,996	23,802
Licenses	23,998	12,464
Software development	62,243	57,107
Income taxes receivable	15,700	9,783
Prepaid expenses and other current assets	10,190	14,530
Total current assets	537,895	522,559
Property and equipment, net	30,875	26,822
Licenses – net of current portion	64,024	75,523
Software development – net of current portion	10,942	8,144
Income taxes receivable– net of current portion	9,513	9,513
Goodwill – net	85,719	83,440
Other long-term assets – net	24,538	21,392
Total assets	$763,506	$747,393

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable	$40,863	$36,499
Accrued and other current liabilities	79,462	77,532
Deferred income taxes	8,769	6,841
Total current liabilities	129,094	120,872
Other long-term liabilities	71,654	72,059
Deferred income taxes – net of current portion	4,466	4,466
Minority interest	1,341	1,238
Common stock	410	405
Additional paid-in capital	359,262	347,664
Accumulated other comprehensive income	13,401	12,851
Retained earnings	183,878	187,838
Total stockholders’ equity	556,951	548,758
Total liabilities, minority interest and stockholders’ equity	$763,506	$747,393

THQ Inc.

Supplementary Tables

	Three Months Ended June 30,
	2005	2004
Platform Revenue Mix
Consoles
PlayStation 2	38.2%	22.0%
Xbox	27.2	27.9
Game Cube	2.1	4.6
	67.5	54.5

Handheld
Game Boy Advance	16.9	27.8
Dual Screen	0.0	0.0
Wireless	6.5	3.2
	23.4	31.0

PC	8.9	10.7
Other	0.2	3.8
	100.0%	100.0%

Geographic Revenue Mix
North America	54.6%	59.3%
International	45.4	40.7
	100.0%	100.0%